SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                       SMART CHOICE AUTOMOTIVE GROUP, INC.
                       -----------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 Not applicable
                                 --------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ____________________________________

     (2) Form, Schedule or Registration Statement No.:__________________________

     (3) Filing Party:____________________________________

     (4) Date Filed: :____________________________________

                       SMART CHOICE AUTOMOTIVE GROUP, INC.
                          5200 South Washington Avenue
                            Titusville, Florida 32780

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held October 19, 2000


To the Shareholders of Smart Choice Automotive Group, Inc.,

         Notice is hereby given that the 2000 Annual Meeting of Shareholders of Smart Choice Automotive Group, Inc., a Florida corporation, will be held at the Four Seasons Hotel and Resort, 4150 North MacArthur Boulevard, Irving, Texas, on Thursday, October 19, 2000, at 2:00 p.m., local time, for the following purposes:

         (1) To elect four directors, two to serve for a term of two years and until their successors have been elected and qualified, and two to serve for a term of three years and until their successors have been elected and qualified;

         (2) To approve an amendment to the Bylaws of the company to de-classify the Board of Directors, so that, following the 2000 Annual Meeting, the term of each director will expire at the next Annual Meeting of Shareholders held following the director's election;

         (3) To approve the adoption by the company of Amended and Restated Articles of Incorporation, in the form set forth in Appendix A to the attached proxy statement;

         (4) To approve an amendment to the company's 1998 Executive Incentive Compensation Plan to increase the number of shares of common stock available for grant thereunder from 37,500 to 1,500,000; and

         (5) To conduct such other business as may properly come before the meeting or any adjournment thereof.


         Only shareholders of record as of the close of business on September 15, 2000 will be entitled to notice of and to vote at said meeting or any adjournment or postponement thereof.

         A proxy statement and a proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the proxy promptly. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                                          By Order of the Board of Directors,


                                          /s/ Edward R. McMurphy


                                          Edward R. McMurphy
                                          Chairman of the Board


September 25, 2000



Whether or not you plan to attend the meeting in person, you are urged to complete, sign, date and mail the enclosed proxy in the accompanying return envelope, to which no postage is required if mailed within the United States.

                       SMART CHOICE AUTOMOTIVE GROUP, INC.
                          5200 South Washington Avenue
                            Titusville, Florida 32780

                         ANNUAL MEETING OF SHAREHOLDERS
                                October 19, 2000

                            ------------------------
                                 PROXY STATEMENT
                            ------------------------



         This proxy statement, which is first being mailed to shareholders on or about September 25, 2000, is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Smart Choice Automotive Group, Inc., for use at Smart Choice's 2000 Annual Meeting of Shareholders, to be held at the Four Seasons Hotel and Resort, 4150 North MacArthur Boulevard, Irving, Texas, on Thursday, October 19, 2000, at 2:00 p.m., local time, and at any or all adjournments or postponements thereof. The address of the principal executive offices of Smart Choice is 5200 South Washington Avenue, Titusville, Florida 32780, and Smart Choice's telephone number at that address is (321) 269-0834.


         The total cost of this solicitation will be borne by Smart Choice. In addition to the U.S. mail, proxies may be solicited by officers and regular employees of Smart Choice, without remuneration, by personal interviews, telephone and facsimile. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners of stock entitled to vote at the Annual Meeting.

         Any person giving a proxy pursuant to this proxy statement may revoke it at any time before it is exercised at the Annual Meeting by notifying in writing the Secretary of Smart Choice, Ronald Anderson, at 5200 South Washington Avenue, Titusville, Florida 32780, prior to the Annual Meeting date. In addition, if the person executing the proxy is present at the Annual Meeting, he may, but need not, revoke the proxy, by giving notice of such revocation to the Secretary of the Annual Meeting, and vote his shares in person. Proxies in the form enclosed, if duly signed and received in time for voting, and not so revoked, will be voted at the Annual Meeting in accordance with the instructions specified therein. Where no choice is specified, proxies will be voted FOR the election of the nominees for director named herein, FOR each of the other proposals described herein, and, on any other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates.

         Only shareholders of record at the close of business on September 15, 2000 will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Each share of common stock issued and outstanding on such record date is entitled to one vote, and each share of Series E Convertible Preferred Stock outstanding on such record date is entitled to five votes. As of September 1, 2000, Smart Choice had outstanding 2,444,394 shares of common stock and 1,469,550 shares of Series E Convertible Preferred Stock.

                                CHANGE IN CONTROL

         On December 1, 1999, Smart Choice completed a merger in which a wholly-owned subsidiary of Smart Choice acquired PAACO Automotive Group, Inc., an 85% owned subsidiary of Crown Group, Inc. As a result of the merger and a $3.0 million cash investment into Smart Choice, Crown Group acquired voting control of Smart Choice.

         Contemporaneously with Crown Group's equity investment and the merger of PAACO with the Smart Choice subsidiary, approximately $15.0 million of Smart Choice's outstanding debt and preferred stock was converted into shares of Smart Choice common stock. An additional $4.5 million of Smart Choice debt, acquired by Crown Group for approximately $2.3 million in cash, was converted into shares of Series E Convertible Preferred Stock. Following this transaction, Smart Choice had approximately $2.6 million of subordinated debt outstanding. In connection with the transaction, Smart Choice obtained a restructured and restated $160 million senior finance receivables and inventory credit facility, which contains more favorable terms than the facilities it replaced.

         In exchange for its $3.0 million cash investment and its contribution of PAACO, and upon the conversion of certain Smart Choice debt, Crown Group received shares of Series E Convertible Preferred Stock representing 70% of the ownership and voting rights of Smart Choice on an "as converted" basis, and allowing Crown Group to cast 70% of the votes, under most circumstances, on matters submitted to shareholder vote prior to conversion. The minority shareholders of PAACO received shares of Series E Convertible Preferred Stock representing 5% of Smart Choice's outstanding voting securities. The holders of certain converted Smart Choice debt and preferred stock received shares of common stock equivalent to approximately 20.7% of the outstanding voting securities of Smart Choice. The common stock held by Smart Choice shareholders prior to the merger now represents approximately 4.3% of the outstanding voting securities of Smart Choice.

                                 AGENDA ITEM ONE
                              ELECTION OF DIRECTORS

         The Board of Directors of Smart Choice presently consists of six directors. The Board of Directors is divided into three classes, with the terms of the members of each class scheduled to expire at successive annual shareholders' meetings. At each annual meeting, a successor to each director whose term is scheduled to expire at that meeting is elected for a three-year term. The members of Smart Choice's Board of Directors and their classifications are as follows:

        Class I               Class II                Class III
        --------              --------                ---------
        Robert J. Abrahams    Edward R. McMurphy      Larry W. Lange
        Gary R. Smith         J. Edward Ernst         T. J. Falgout, III

         The terms of the Class II directors are scheduled to expire at the 2000 Annual Meeting of Shareholders, and management has nominated each of the Class II directors named above for re-election, to serve for three years and until their successors are elected and qualified. In addition, because each of the Class III directors named above was elected by the Board in December 1999 to fill a vacancy, under Florida law the term of each of these two Class III directors will also expire at the 2000 Annual Meeting of Shareholders. Management has nominated these directors for re-election, to serve for two years and until their successors are elected and qualified. However, in the event the proposal is approved to amend the Bylaws of the company to de-classify the Board of Directors, as described below under "Agenda Item Two," the term of each of the directors of Smart Choice will expire at the 2001 Annual Meeting of Shareholders.

         In the event that any director nominee named above withdraws or for any reason is not able to serve as a director, all proxies voted in favor of such nominee will be voted for such other person as may be designated by the Board of Directors, but in no event will the proxy be voted for more than two Class II nominees and two Class III nominees. Management of Smart Choice believes that each nominee will serve if elected. The affirmative vote of a plurality of all votes cast at the meeting is required for the election of each of the four nominees standing for election.

         The following persons have been nominated for election to the Board of
Directors:

Class II Nominees

         Edward R. McMurphy, age 49, has served as Chairman of the Board of Smart Choice since December 1999. He has served as the Chief Executive Officer and Chairman of Crown Group, Inc. since July 1984, and has served as a director of Crown Group since its inception in April 1983.

         J. Edward Ernst, C.P.A., age 49, has served as President and Chief Executive Officer and as a director of Smart Choice since December 1999. Prior to joining Smart Choice, Mr. Ernst served as a consultant to Crown Group from November 1998 until December 1999. From December 1995 until October 1998, he served as President and Chief Executive Officer of Casino Magic Corporation, and from June 1991 until September 1995, he served as President and Chief Executive Officer of Casino America, Inc.

Class III Nominees

         Larry W. Lange, age 60, has served as a director and Vice President of Smart Choice since Smart Choice acquired PAACO Automotive Group, Inc. in December 1999. Mr. Lange, the founder of PAACO, served as its President and Chief Executive Officer from its inception in 1992 until December 1999. Prior to 1992, he owned and operated several new car franchises.

         T. J. Falgout, III, age 51, has served as Executive Vice President and General Counsel of Crown Group since March 1995, and as a director of Crown Group since September 1992. Mr. Falgout has served as a director of Smart Choice since December 1999. From 1978 until June 1995, Mr. Falgout was a partner in the law firm of Stumpf & Falgout, Houston, Texas.

Class I Directors

         Each of the following persons is a member of the Board of Directors who is not standing for election to the Board of Directors this year and who will continue to serve as a director until the 2001 Annual Meeting of Shareholders and until his successor is elected and qualified.


         Robert J. Abrahams, age 73, has served as a director of the company since 1997. For the past eleven years, Mr. Abrahams has been self employed as an independent consultant in the financial services industry. Mr. Abrahams also serves on the Board of Directors of HMI Industries, Inc., a public company, and six other private companies, five of which are independent consumer finance companies and one of which is a life insurance company.


         Gary R. Smith, age 47, has served as a Vice President of Smart Choice since December 1999 and as a director of Smart Choice since February 1997. He served as President and Chief Executive Officer of Smart Choice from February 1997 until December 1999. From 1990 until January 1997, Mr. Smith was the President, Chief Executive Officer and owner of Florida Finance Group, Inc. Mr. Smith also served, from 1981 until January 1997, as the President, Chief Executive Officer and owner of Suncoast Auto Brokers, Inc., an automobile dealership, and Suncoast Auto Brokers Enterprises, Inc., a used car dealership. Mr. Smith served as President of the Florida Independent Automobile Dealers Association in 1993 and currently serves as a member of that association's Board of Directors. Mr. Smith also serves as a member of the Board of Directors of the National Independent Automobile Dealers Association.

Committees of the Board and Meetings

         The Board of Directors of Smart Choice presently has a standing Audit Committee, comprised of Robert Abrahams and T.J. Falgout, III, which is authorized to nominate Smart Choice's independent auditors and to review with the independent auditors the scope and results of the audit engagement. The Audit Committee held one meeting during the fiscal year ended April 30, 2000. Smart Choice does not have a Compensation Committee or a Directors Nominating Committee, such functions being reserved to the entire Board of Directors.

         During Smart Choice's last fiscal year, the Board of Directors did not hold any meetings, but did act by unanimous written consent on five occasions.

Compensation Committee Interlocks and Insider Participation

         The Board of Directors presently does not have a standing compensation committee, and the entire Board of Directors acts to determine the remuneration which will be paid to senior management. The following members of the Board of Directors are also employed by Smart Choice as executive officers: J. Edward Ernst, Larry W. Lange and Gary R. Smith.

Executive Officers

         The executive officers of Smart Choice are as follows:

         Name                   Position and Office
         ----                   -------------------
         J. Edward Ernst        President and Chief Executive Officer
         Larry W. Lange         Vice President
         Gary R. Smith          Vice President
         Ronald W. Anderson     Vice President and Chief Operating Officer
         Joseph B. Cavalier     Vice President, Chief Financial Officer
                                  and Treasurer

         Biographical information regarding Messrs. Ernst, Lange and Smith appears above.

         Ronald W. Anderson, age 53, has served as Smart Choice's Vice President and Chief Operating Officer since April 1997. From June 1996 to March 1997, he was Vice President of Marketing for North American Mortgage Insurance Group. From 1989 through June 1996, he served as Executive Vice President for Operations of the Riverside Group, a diversified holding company, the business of which included real estate, insurance and retail building supplies.


         Joseph B. Cavalier, age 46, joined the company as Vice President, Chief Financial Officer and Treasurer in December 1999. In 1999, he assisted Crown with special projects including serving as Chief Financial Officer of PAACO. From 1995 to 1998 he served as Chief Financial Officer of HardCote Technologies, Inc., a manufacturer of aircraft parts. Prior to 1995, he was employed for over 20 years in the retail car and truck dealership industry, serving in various capacities including General Manager and Chief Financial Officer.

                                 AGENDA ITEM TWO
                            PROPOSAL TO AMEND BYLAWS

         Article II, Section 4 of the Bylaws of Smart Choice provides that the company's Board of Directors is divided into three classes, with the term of each class scheduled to expire at successive annual shareholders' meetings, with the successor of each director whose term expires at a particular Annual Meeting of Shareholders elected to serve a three-year term. The text of Section 4 is as follows:

                  Section 4. Election and Term. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each Class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2001 Annual Meeting of Stockholders; the term of the initial Class II directors shall terminate on the date of the 2000 Annual Meeting of Stockholders; and the term of the initial Class III directors shall terminate on the date of the 1999 Annual Meeting of Stockholders. At each Annual Meeting of Stockholders beginning in 1999, successors to the class of directors whose term expires at the Annual Meeting of Stockholders shall be elected for a three-year term. If the number of directors changes, any increase or decrease in directorships shall be apportioned among the Classes so as to maintain the number of directors in each Class as nearly equal as possible, and any additional directors of any Class elected to fill a vacancy resulting from an increase in such Class shall hold office only until the next election of directors of that Class by the stockholders of the Corporation, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Directors shall hold office until the Annual Meeting of Stockholders for the year in which their terms expire and until their successors shall be duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an Annual or Special Meeting of Stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Company's Articles of Incorporation, or the resolution or resolutions adopted by the Board of Directors creating such class or series, as the case may be, applicable thereto, and such directors so elected shall be divided into classes pursuant to this Section 4 as may be determined by the Board of Directors.

         The Board of Directors has proposed that Article II, Section 4 of the company's Bylaws be amended at the 2000 Annual Meeting to remove the classification of the Board of Directors, such that in the future each director elected (including the directors elected at the 2000 Annual Meeting) will be elected for a one-year term, to expire at the next Annual Meeting of Shareholders. The Board proposes that Article II, Section 4 be amended to provide in its entirety as follows:

                  Section 4. Election and Term. Each member of the Board of Directors, including each member elected at the shareholders' meeting at which this Bylaw was adopted, shall hold office until the annual meeting of shareholders held next after his or her election and until his or her successor has been duly elected and has qualified, or until his or her earlier resignation, removal from office, or death.


         The present Article II, Section 4 of the Bylaws was adopted by the shareholders of the company at the 1998 Annual Meeting of Shareholders. The primary reason the Board of Directors proposed the adoption of a classified Board at that time was to enable the Board of Directors to discourage any efforts to obtain control of the company which the Board of Directors considered not in the best interests of the company. The classification of directors generally has the effect of making it more difficult for shareholders to change the composition of the Board in a relatively short period of time since at least two Annual Meetings of Shareholders are required to effect a change in a majority of the members of the Board.

         As described above under the caption "Change in Control," Crown Group presently holds a number of shares of Series E Convertible Preferred Stock entitling it, under most circumstances, to cast 70% of the vote on matters submitted to a vote of the shareholders, including proposals to merge or sell the company's assets to any unaffiliated third party. Due to Crown Group's position as the controlling shareholder of Smart Choice, the Board of Directors believes that classification of the Board is not necessary to protect the interests of the shareholders of the company.


         The proposal to amend the Bylaws of the company to de-classify the Board of Directors will be adopted if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal. The Board of Directors recommends a vote "FOR" the proposal to amend the Bylaws.


                                AGENDA ITEM THREE
        PROPOSAL TO ADOPT AMENDED AND RESTATED ARTICLES OF INCORPORATION

         The Board of Directors has proposed that Amended and Restated Articles of Incorporation, in the form set forth in Appendix A to this proxy statement, be adopted at the 2000 Annual Meeting of Shareholders, to replace in their entirety the present Articles of Incorporation of Smart Choice, as amended, which are set forth in Appendix B to this proxy statement.

         The changes to Smart Choice's Articles of Incorporation which will be effected through the adoption of this proposal are outlined below.

         Increase of authorized shares of common stock. Article V of the Articles of Incorporation establishes the capitalization of the company and provides, among other things, that Smart Choice is authorized to issue up to 2,500,000 shares of common stock. The proposed Amended and Restated Articles of Incorporation would authorize the issuance of up to 50,000,000 shares of common stock, but would otherwise leave the text of Article V unchanged.

         The Board of Directors recommends that number of authorized shares of common stock be increased because it considers the proposal to be in the best long-term and short-term interests of the company. The proposed increase in the number of shares of authorized common stock will ensure that additional shares of common stock will be available, if needed, for issuance in connection with any possible future transactions approved by the Board of Directors, including, among others, stock splits, stock dividends, acquisitions, financings and other corporate purposes. The Board of Directors believes that the availability of the additional shares of common stock for such purposes without delay or the necessity for a special shareholders' meeting (except as may be required by applicable law or regulatory authorities or by the rules of any stock exchange on which the company's securities may then be listed) will be beneficial to the company by providing it with the flexibility required to consider and respond to future business opportunities and needs as they arise. The availability of additional authorized shares of common stock will also enable the company to act promptly when the Board of Directors determines that the issuance of additional shares of common stock is advisable. It is possible that shares of common stock may be issued at a time and under circumstances that may increase or decrease earnings per share and increase or decrease the book value per share of shares presently held.

         On September 1, 2000, 2,444,394 shares of common stock were issued and outstanding, and approximately 55,000 shares were reserved for issuance upon the exercise of outstanding options. In addition, 1,469,550 shares of Series E Convertible Preferred Stock were issued and outstanding, which will be convertible, at the option of the respective holders, into 7,347,750 shares of common stock at such time as the number of authorized shares of common stock is increased to at least 10,000,000. Except with respect to shares underlying outstanding options and shares issuable upon conversion of the outstanding shares of Series E Convertible Preferred Stock, the company does not have any immediate agreements, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of common stock.

         It should be noted that the availability of additional shares could render more difficult or discourage a takeover attempt. For example, additional shares of common stock could be issued and sold to purchasers who oppose a takeover bid which is not in the best long-term and short-term interests of the company, its shareholders and its other constituencies or could be issued to increase the aggregate number of outstanding shares of common stock and thereby dilute the interest of parties attempting to obtain control of the company. In connection with any issuance of shares of common stock, the Board of Directors is required to determine that such issuance would be in the best long-term and short-term interests of the company, its shareholders and its other constituencies. The Board of Directors is presently unaware of any specific effort to accumulate the shares of common stock of the company or obtain control of the company; as noted above, Crown Group presently controls the company.

         Corporate Governance Provisions. Articles VII and VIII of the Articles of Incorporation contain provisions governing the following matters:

         o  the number of members of the Board of Directors;

         o  the manner of filling vacancies on the Board of Directors;

         o the procedures required to be followed in order to nominate directors or bring a particular action for shareholder vote; and

         o the procedure by which a special meeting of the shareholders may be called.

         The Board of Directors believes that it is in the best interests of the company that these matters be addressed in the company's Bylaws, rather than in its Articles of Incorporation, thereby allowing the Board of Directors the flexibility to amend the company's corporate governance procedures from time to time in its discretion. If this agenda item is adopted, the Board of Directors will ensure that the matters addressed in the company's present Articles of Incorporation relating to corporate governance procedures will be addressed in the company's Bylaws.

         Anti-takeover Provisions. Article VII, Paragraph B of the Articles of Incorporation provides that (i) directors may only be removed by the shareholders for cause and (ii) the affirmative vote of the shareholders entitled to cast two-thirds of the total votes entitled to be cast by all shareholders is required to remove a director. These provisions serve primarily as a means to increase the ability of the Board of Directors to defeat an attempt to gain control of the company. The Board of Directors believes, in light of Crown Group's voting control of Smart Choice, this provision is no longer necessary, and the proposed Amended and Restated Articles of Incorporation do not contain any restrictions on the ability of the shareholders to remove members of the Board of Directors.


         In accordance with Florida law, the proposal to adopt the Amended and Restated Articles of Incorporation will be adopted if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal. The Board of Directors recommends that the company's shareholders vote "FOR" the proposal to adopt the Amended and Restated Articles of Incorporation.

                                AGENDA ITEM FOUR
          PROPOSAL TO AMEND 1998 EXECUTIVE INCENTIVE COMPENSATION PLAN

General

         In April 1998, the Board of Directors of Smart Choice adopted the Smart Choice 1998 Executive Incentive Compensation Plan. The 1998 Plan provides for the grant of stock-based incentive awards, such as stock options, restricted stock and stock appreciation rights, in the discretion of the Board of Directors or a committee of the Board. The purpose of the 1998 Plan is to encourage and enable eligible directors, officers and key employees of Smart Choice and its subsidiaries to acquire proprietary interests in the company through the ownership of common stock and to provide motivation for Plan participants to remain in the employ of and to give greater effort on behalf of the company.

         The number of shares of common stock which are presently authorized for issuance under the 1998 Plan is 37,500.

Description of Proposed Amendment


         As of September 15, 2000, a total of approximately 30,300 shares of common stock had been either issued pursuant to the exercise of options granted under the 1998 Plan or reserved for issuance upon the exercise of outstanding options granted under the 1998 Plan. The Board of Directors of the company has adopted an amendment to the 1998 Plan which would increase the number of shares of common stock available for grant thereunder from 37,500 to 1,500,000. The proposed increase in the number of authorized shares would ensure the uninterrupted continuation of the 1998 Plan.


Additional Option Grants


         The Board of Directors has granted the following options under the 1998 Plan, subject to the approval of this agenda item and the approval of the adoption of the Amended and Restated Articles of Incorporation as described above under "Agenda Item Three":


                                 Number of Shares
         Name of Optionee        Subject to Option       Exercise Price
         ----------------        -----------------       --------------
         J. Edward Ernst               200,000                 $2.00
         Larry W. Lange                100,000                 $2.00
         Gary R. Smith                 100,000                 $2.00
         Joseph Cavalier                50,000                 $2.00
         Ronald W. Anderson             50,000                 $2.00

Each of the options summarized above was granted July 26, 2000. The exercise price of $2.00 is equal to the average of the high and low sales price on that date. Each of the options will vest in four equal annual installments commencing December 1, 2000. Additional options or other awards may be made in the future under the 1998 Plan in the sole discretion of the Board of Directors or Committee administering the 1998 Plan.

Vote Required

         The proposal to amend the 1998 Plan will be adopted if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal. The Board of Directors recommends that the company's shareholders vote "FOR" the proposal to amend the 1998 Plan.

Description of 1998 Plan

         Eligibility. The persons eligible to receive awards under the 1998 Plan are the officers, directors, employees and independent contractors of the company and its subsidiaries. No independent contractor will be eligible to receive any awards other than stock options. An employee on leave of absence may be considered as still in the employ of the company or a subsidiary for purposes of eligibility for participation in the 1998 Plan.

         Administration. The 1998 Plan may be administered by the full Board of Directors or a committee designated by the Board of Directors consisting of not less than three directors, each member of which must be a "non-employee director" as defined under Rule 16b-3 under the Exchange Act (such administering body referred to as the "Committee"). Subject to the terms of the 1998 Plan, the Committee is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of common stock to which awards will relate, specify times at which awards will be exercisable or settleable (including performance conditions that may be required as a condition thereof), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 1998 Plan, and make all other determinations that may be necessary or advisable for the administration of the 1998 Plan.

         Stock Options and Stock Appreciation Rights. The Committee is authorized to grant stock options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and stock appreciation rights ("SARs") entitling the participant to receive the amount by which the fair market value of a share of common stock on the date of exercise (or defined "change in control price" following a change in control) exceeds the grant price of the SAR. The exercise price per share subject to an option and the grant price of an SAR are determined by the Committee, but in the case of an ISO must not be less than the fair market value of a share of common stock on the date of grant. For purposes of the 1998 Plan, the term "fair market value" means the fair market value of common stock, awards or other property as determined by the Committee. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally are fixed by the Committee, except that no option or SAR may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, shares that have been held for at least 6 months, outstanding awards or other property having a fair market value equal to the exercise price, as the Committee may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the Committee.


         Restricted and Deferred Stock. The Committee is authorized to grant restricted stock and deferred stock under the 1998 Plan. Restricted stock is common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment, prior to the end of a restricted period specified by the Committee. A participant granted restricted stock generally has all of the rights of a shareholder of the company, unless otherwise determined by the Committee. An award of deferred stock confers upon a participant the right to receive shares of common stock at the end of a specified deferral period, subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.


         Dividend Equivalents. The Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of common stock, other awards or other property equal in value to dividends paid on a specific number of shares of common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of common stock, awards or otherwise as specified by the Committee.

         Bonus Stock and Awards in Lieu of Cash Obligations. The Committee is authorized to grant shares of common stock as a bonus free of restrictions, or to grant shares of common stock or other awards in lieu of company obligations to pay cash under the 1998 Plan or other plans or compensatory arrangements, subject to such terms as the Committee may specify.

         Other Stock-Based Awards. The Committee is authorized to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. Such awards could include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of common stock, purchase rights for shares of common stock, awards with value and payment contingent upon Smart Choice's performance or any other factors designated by the Committee, and awards valued by reference to the book value of shares of common stock or the value of securities of or the performance of specified subsidiaries or business units. The Committee determines the terms and conditions of such awards.

         Acceleration of Vesting; Change in Control. The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and if so provided in the award agreement, vesting shall occur automatically in the case of a "change in control" of Smart Choice, as defined in the 1998 Plan. In addition, the Committee may provide in an award agreement that the performance goals relating to any performance-based award will be deemed to have been met upon the occurrence of any "change in control." Upon the occurrence of a change in control, if so provided in the award agreement, stock options and SARs may be cashed out based on a defined "change in control price," which will be the higher of (i) the cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any reorganization, merger, consolidation, liquidation, dissolution or sale of substantially all assets of the company, or
(ii) the highest fair market value per share (generally based on market prices) at any time during the 60 days before and 60 days after a change in control. For purposes of the 1998 Plan, the term "change in control" generally means (a) approval by shareholders of any reorganization, merger or consolidation or other transaction or series of transactions if persons who were shareholders immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power of the reorganized, merged or consolidated company's then outstanding, voting securities, or a liquidation or dissolution of the company or the sale of all or substantially all of the assets of the company (unless the reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned), or (b) a change in the composition of the Board of Directors such that the persons constituting the current Board, and subsequent directors approved by the current Board (or approved by such subsequent directors), cease to constitute at least a majority of the Board.

         Amendment and Termination. The Board of Directors may amend, alter, suspend, discontinue or terminate the 1998 Plan, except shareholder approval must be obtained for any amendment or alteration if such approval is required bylaw or regulation or under the rules of any stock exchange or quotation system on which shares of common stock are then listed or quoted. Shareholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the Board may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by the Board, the 1998 Plan will terminate at such time as no shares of common stock remain available for issuance under the 1998 Plan and the company has no further rights or obligations with respect to outstanding awards.

        Federal Income Tax Consequences. The following is a brief description of the federal income tax consequences generally arising with respect to awards of options under the 1998 Plan. The 1998 Plan is not qualified under Section 401(a) of the Internal Revenue Code (the "Code") and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

         Incentive Stock Options. All incentive stock options granted or to be granted under the 1998 Plan are intended to be incentive stock options as defined in Section 422 of the Code.

        Under the provisions of Section 422 of the Code, neither the holder of an incentive stock option nor the issuer of such option will recognize income, gain, deduction or loss upon the grant or exercise of an incentive stock option, except through alternative minimum tax liability as discussed below. An optionee will be taxed only when the stock acquired upon exercise of his or her incentive stock option is sold or otherwise disposed of in a taxable transaction. If at the time of such sale or disposition the optionee has held the shares for the required holding period (two years from the date the option was granted and one year from the date of the transfer of the shares to the optionee), the optionee will recognize long-term capital gain or loss, as the case may be, based upon the difference between his or her exercise price and the net proceeds of the sale. However, if the optionee disposes of the shares before the end of such holding period, the optionee will recognize ordinary income on such disposition in an amount equal to the lesser of: (i) the gain on the sale or other disposition; or (ii) the amount by which the fair market value of the shares on the date of exercise exceeded the option exercise price, with any excess gain being capital gain, long-term or short-term, depending on whether or not the shares had previously been held for more than one year on the date of sale or other taxable disposition.

        The foregoing discussion and the reference to capital gain or loss treatment therein assume that the option shares are a capital asset in the hands of the optionee. A sale or other disposition which results in the recognition of ordinary income to the optionee will also result in a corresponding income tax deduction for the company.

        Incentive stock options offer two principal tax benefits: (i) the possibility of converting ordinary income into capital gain to the extent of the excess of fair market value over option price at the time of exercise, and (ii) the deferral of recognition of gain until disposition of the stock acquired upon the exercise of the option.

        The Taxpayer Relief Act of 1997 (the "1997 Tax Act") made significant changes to individual capital gains tax rates. The 1997 Tax Act generally reduces the maximum tax rate for gains realized by individual taxpayers from the sale of capital assets held for more than 18 months from 28% to 20% (18% if the property has been held for more than five years and is acquired and sold after the year 2000). For capital assets held for more than one year but not more than 18 months, the maximum tax rate remains at 28%, as it was under prior law. In addition, taxpayers otherwise subject to the 15% rate bracket will be entitled to a 10% maximum tax rate on long-term capital gains (18% if the property has been held for more than five years and is sold after the year 2000). The new maximum tax rates for long-term capital gains will apply for purposes of both the regular income tax and the alternative minimum tax. However, the excess of the fair market value of shares acquired through the exercise of an incentive stock option over the exercise price is taken into account in computing an individual taxpayer's alternative minimum taxable income. Thus, the exercise of an incentive stock option could result in the imposition of an alternative minimum tax liability.

        In general, an option granted under the 1998 Plan which is designated as an incentive stock option will be taxed as described above. However, in some circumstances an option which is designated as an incentive stock option will be treated as a nonqualified stock option and the holder taxed accordingly. For example, a change in the terms of an option which gives the employee additional benefits may be treated as the grant of a new option. Unless all the criteria for treatment as an incentive stock option are met on the date the "new option" is considered granted (such as the requirement that the exercise price of the option be not less than the fair market value of the stock as of the date of the grant), the option will be treated and taxed as a nonqualified stock option.

        Nonqualified Stock Options. All options granted or to be granted under the 1998 Plan which do not qualify as incentive stock options are nonqualified stock options not entitled to special tax treatment under Section 422 of the Code.

        A participant in the 1998 Plan will recognize taxable income upon the grant of a nonqualified stock option only if such option has a readily ascertainable fair market value as of the date of the grant. In such a case, the recipient will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option as of such date over the exercise price, if any, to be paid for such option. No income would then be recognized on the exercise of the option, and when the shares obtained through the exercise of the option are disposed of in a taxable transaction, the resulting gain or loss would be capital gain or loss (assuming the shares are a capital asset in the hands of the optionee). However, under the applicable Treasury Regulations, the nonqualified stock options issued under the 1998 Plan will not have a readily ascertainable fair market value unless at the time such options are granted similar options of the company are actively traded on an established market. The company presently has no such actively traded options.

        Upon the exercise of a non-statutory option not having a readily ascertainable fair market value, the optionee recognizes ordinary income in an amount equal to the excess of the fair value of the shares on the date of exercise over the option exercise price for those shares. Smart Choice is not entitled to an income tax deduction with respect to the grant of a nonqualified stock option or the sale of stock acquired pursuant thereto. Smart Choice generally is permitted a deduction equal to the amount of ordinary income the optionee is required to recognize as a result of the exercise of a nonqualified stock option.

         The preceding discussion is based upon federal tax laws and regulations in effect on the date of this proxy statement, which are subject to change, and upon an interpretation of the statutory provisions of the Code, its legislative history and related income tax regulations. Furthermore, the foregoing is only a general discussion of the federal income tax consequences of the 1998 Plan and does not purport to be a complete description of all federal income tax aspects of the 1998 Plan. Option holders may also be subject to state and local taxes in connection with the grant or exercise of options granted under the 1998 Plan and the sale or other disposition of shares acquired upon exercise of the options. Individuals receiving a grant of options should consult with his or her personal tax advisor regarding federal, state and local consequences of participating in the 1998 Plan.

                             EXECUTIVE COMPENSATION

         The following table sets forth, for the twelve months ended April 30, 2000 and 1999, and December 31, 1998 and 1997 (these periods shown because Smart Choice's fiscal year-end changed from December 31 to April 30 in connection with its acquisition of PAACO in December 1999), the compensation paid or accrued by Smart Choice to or on behalf of Smart Choice's Chief Executive Officer and each other executive officer who received salary and bonus in excess of $100,000 during the fiscal year ended April 30, 2000 (the "Named Executive Officers").


                           Summary Compensation Table

                                                        Annual               Long-Term
                                                     Compensation           Compensation
                                                     ------------           ------------
                                  Twelve                                  Number of Shares
Name and                          Months                                   of Common Stock             All Other
Principal Position                Ended           Salary        Bonus     Underlying Options         Compensation
------------------                -----           ------        -----     ------------------         ------------
J. Edward Ernst (1)              04/30/00        $118,846           --              --                $90,000 (2)
  President and Chief
  Executive Officer

Gary R. Smith                    04/30/00        $285,580           --           3,750                     --
  Vice President and former      04/30/99        $323,077           --              --                     --
  Chief Executive Officer        12/31/98        $282,692           --           2,502                     --
                                 12/31/97        $217,851           --           7,562                     --

Ronald W. Anderson               04/30/00        $192,408      $100,000          3,750                     --
  Vice President and             04/30/99        $215,077           --              --                     --
  Chief Operating Officer        12/31/98        $188,461           --              --                     --
                                 12/31/97        $115,328           --              --                     --

Larry W. Lange (3)               04/30/00        $114,583           --              --                     --
  Vice President

Joseph A. Alvarez                04/30/00        $ 88,096        $50,000            --               $200,000 (4)
  Former Executive               04/30/99        $150,000           --              --                     --
  Vice President (5)             12/31/98        $150,000        $50,000         2,502                     --
                                 12/31/97        $113,000        $50,000           625                     --

Robert Downing                   04/30/00        $112,170           --           3,750               $253,142 (4)
  Former General                 04/30/99        $126,923           --              --                     --
  Counsel (6)                    12/31/98        $113,512           --              --                     --

(1)  Mr. Ernst joined Smart Choice effective December 1, 1999.
(2) Represents payment in consideration of services rendered in connection with, and prior to, the acquisition of PAACO by Smart Choice.
(3)  Mr. Lange joined Smart Choice effective December 1, 1999.
(4)  Represents a negotiated severance payment.
(5)  Mr. Alvarez resigned from Smart Choice effective December 1, 1999.
(6)  Mr. Downing resigned from Smart Choice effective January 15, 2000.


Stock Option Plan

         In April 1998, the Board of Directors adopted Smart Choice's 1998 Executive Incentive Compensation Plan which was subsequently approved by the shareholders at the 1998 Annual Meeting. The provisions of the 1998 Plan are described in this proxy statement under the caption "Agenda Item Four." The following table sets forth certain information regarding grants of stock options to the Named Executive Officers during the fiscal year ended April 30, 2000.


                          Option Grants in Fiscal 2000

                                                                                    Potential Realizable Value
                                                                                      at Assumed Annual Rates
                                      % of Total                                    of Stock Price Appreciation
                       Number of   Options Granted                                       for Option Term (2)
                        Options      to Employees     Exercise Price    Expiration  ---------------------------
Name                    Granted     in Fiscal Year     Per Share (1)       Date          5%             10%
----                   ----------   ---------------   ---------------   ----------  -----------    ------------
J. Edward Ernst             --             --                 --              --           --             --
Gary R. Smith            3,750           21.4%            $13.12          8/2/09      $30,941        $78,412
Ronald W. Anderson       3,750           21.4%            $13.12          8/2/09      $30,941        $78,412
Larry W. Lange              --             --                 --              --           --             --
Joseph A. Alvarez           --             --                 --              --           --             --
Robert Downing (3)       3,750           21.4%            $13.12         4/15/00      $30,941        $78,412
-----------------------
(1)   Stock options were granted with an exercise price equal to the fair market value of Smart Choice's common stock on the date of grant.
(2)   The dollar amounts under these columns represent the potential realizable value of each grant of options assuming that the market price of Smart
      Choice's common stock appreciates in value from the date of grant at the
      5% and 10% annual rates prescribed by the Securities and Exchange
      Commission and therefore are not intended to forecast possible future appreciation, if any, of the price of Smart Choice's common stock.
(3)   The options granted to Mr. Downing expired April 15, 2000 as a result of the termination of his employment on January 15, 2000.


         During the fiscal year ended April 30, 2000, no options were exercised by any Named Executive Officer. The following table sets forth certain information regarding the amount and value of stock options held by the Named
Executive Officers at April 30, 2000.

                          Fiscal Year End Option Values

                                 Number of Securities
                                      Underlying           Value of Unexercised
                                Unexercised Options at     In-the-Money Options
                                    Fiscal Year End         at Fiscal Year End
                                     Exercisable/              Exercisable/
          Name                       Unexercisable             Unexercisable
          ----                       -------------             -------------
          J. Edward Ernst                0 / 0                    $0 / $0
          Gary R. Smith                  4,375 / 0                $0 / $0
          Ronald W. Anderson             3,250 / 2,500            $0 / $0
          Larry W. Lange                 0 / 0                    $0 / $0
          Joseph A. Alvarez              0 / 0                    $0 / $0
          Robert Downing                 0 / 0                    $0 / $0


Employment Agreements

         Smart Choice entered into a one-year employment agreement with each of Gary Smith and Ronald Anderson effective as of December 1, 1999. The agreements provide that Mr. Smith and Mr. Anderson shall receive annual base salaries of $275,000 and $180,000, respectively, or such higher salary as determined from time to time by the Board of Directors. In addition, Mr. Smith and Mr. Anderson each receives either the use of an automobile or a monthly automobile allowance, and each is eligible to receive an annual performance bonus and stock option grants as determined in the sole discretion of the Board of Directors. Each agreement provides that if Smart Choice terminates the employment of the executive during the term of the agreement without cause, the executive will be entitled to receive payments equal to amount of the salary payments which would have been received by the executive if such termination had not occurred, and to receive such payments for an additional six months thereafter, as severance pay. Each agreement also contains non-competition and non-solicitation provisions.


         Larry W. Lange is also employed by Smart Choice under an employment agreement. The agreement is for a term of three years, which expires February 1, 2001. Mr. Lange receives an annual base salary of $275,000 under the agreement, or such higher salary as determined from time to time by the Board of Directors. In addition, Mr. Lange is entitled to the use of an automobile and to participate in any bonus or incentive plan generally available to executives of Smart Choice. The agreement provides that if Smart Choice terminates the employment of Mr. Lange during the term of the agreement without cause, he will be entitled to receive payments equal to the amount of the salary payments which he would have received if such termination had not occurred, and the pro rata amount of any bonus in effect during the year of the termination. The agreement also contains a non-competition provision, effective during the term of the agreement and for a period of two years thereafter.


Director Compensation

         No director of Smart Choice other than Robert Abrahams receives any separate compensation for his service as a director. Mr. Abrahams has entered into an agreement with Smart Choice pursuant to which he receives monthly payments in the amount of $5,000 as payment for certain consulting services related to Smart Choice's credit policies and as compensation for his service as a member of the Board of Directors.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

         Set forth below is a line graph comparing the cumulative total shareholder return on Smart Choice's common stock with (i) the cumulative total return of the Nasdaq Market Index (U.S. companies), and (ii) the MG Group Index 744 - Auto Dealerships ("Automobile Index"), for the period commencing on January 29, 1997 (the date the company entered its present line of business as a result of its acquisition of Eckler Industries, Inc.) and ending on April 30, 2000.

         Smart Choice believes the Automobile Index is an accurate reflection of Smart Choice's peer group as the Automobile Index is comprised of companies involved in the sale of automobiles and other vehicles through dealerships. The graph assumes that the value of the investment in Smart Choice's common stock and each index was $100 on January 29, 1997.

                        COMPARE CUMULATIVE TOTAL RETURN
                   AMONG SMART CHOICE AUTOMOTIVE GROUP, INC.
                     NASDAQ MARKET INDEX AND MG GROUP INDEX

           [LINE CHART APPEARS BELOW WITH THE FOLLOWING PLOT POINTS:]

                                     1/2/97  4/30/97  4/30/98  4/30/99  4/30/00
                                     ------  -------  -------  -------  -------
                                                    (DOLLARS)
SMART CHOICE AUTOMOTIVE GROUP, INC.  100.00   89.36    74.47    21.81     5.32
MG GROUP INDEX                       100.00   68.18    63.10    60.20    39.91
NASDAQ MARKET INDEX-U.S. COS.        100.00   92.88   138.87   190.46   288.70

                      ASSUMES $100 INVESTED JAN. 29, 1997
                           ASSUMES DIVIDENDS REINVESTED

         Notwithstanding anything to the contrary set forth in any of Smart Choice's previous filings under the Securities Act of III 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following Report of the Board of Directors on Executive Compensation and the Shareholder Return Performance Graph shall not be incorporated by reference into any such filings.

                        REPORT OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

         Because Smart Choice does not have a compensation committee, the Board of Directors of Smart Choice establishes compensation levels for the company's executive officers, including the Chief Executive Officer. Smart Choice's compensation program for executive officers is primarily comprised of base salary, bonus, and short and long-term incentives in the form of stock option grants. Executives also participate in various other benefit plans, including medical and 401(k) plans, versions of which are generally available to all employees of Smart Choice. The philosophy of the company is to pay base salaries to executives at levels that enable it to attract, motivate and retain highly qualified executives, and to reward executives through the granting of bonuses, based upon the contribution of the executive and the overall financial results of the company. Stock options may also be granted under the company's 1998 Plan, which will result in no reward if Smart Choice's stock price does not appreciate, but will provide substantial reward if the stock price appreciates significantly.

         In connection with the acquisition by Smart Choice of PAACO in December 1999, two directors of Smart Choice resigned and four new directors were elected by the two directors then remaining. This reconstituted Board appointed J. Edward Ernst as President and Chief Executive Officer of Smart Choice, and set his initial annual salary at $300,000. The Board of Directors believes that Mr. Ernst's salary is at or below the compensation paid to Chief Executive Officers of comparable companies. With respect to the other executive officers of Smart Choice, the Board of Directors believes that each of these individuals receives a salary which is competitive with that of similarly situated executives in the company's industry, and is commensurate with the executive's individual experience and performance.


         In addition to base salary, each executive officer is eligible to receive an annual bonus based on performance criteria established by the Board of Directors. The amount of bonus and the performance criteria vary with the position and role of the executive within the company, although all bonuses are tied to the company's financial performance.


         The Board of Directors may from time to time provide additional incentive compensation to the executive officers and other employees of Smart Choice through the award of stock options under the company's 1998 Executive Incentive Compensation Plan. During fiscal 2000, no stock options were granted to any of the executive officers of Smart Choice.

         The Board of Directors will continue to evaluate Smart Choice's compensation policies in light of the company's financial position and results of operations and with the goal of rewarding members of management for their contributions to Smart Choice's success and aligning the financial interests of executive officers with those of the Smart Choice's shareholders.

EDWARD R.     J. EDWARD      T. J.           GARY R.      LARRY W.    ROBERT J.
MCMURPHY       ERNST       FALGOUT, III      SMITH         LANGE      ABRAHAMS

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of September 1, 2000, with respect to the ownership of Smart Choice's outstanding common stock and Series E Convertible Preferred Stock by (i) all persons known to Smart Choice to own beneficially more than five percent of either class of stock (each of whose business address is the address of the principal offices of Smart Choice, unless otherwise indicated), (ii) each director and Named Executive Officer, and (iii) all directors and executive officers as a group. Unless otherwise indicated, each shareholder possesses sole voting and investment power with respect to the shares owned by the shareholder.

                                                  Common Stock               Series E Preferred
                                          ---------------------------    --------------------------
                                              Shares                        Shares
                                           Beneficially    Percent of    Beneficially    Percent of     Voting
Beneficial Owner                             Owned (1)      Class (2)      Owned (1)      Class (2)    Power (3)
----------------                             ---------      ---------      ---------      ---------    ---------
Crown Group, Inc...........................6,955,407 (4)      74.0%        1,371,581         93.3%        70.0%
Finova Mezzanine Capital, Inc. ............1,171,722 (5)      47.9%               --            --        12.0%
Edward R. McMurphy.........................       --            --                --            --           --
J. Edward Ernst............................       --            --                --            --           --
Robert J. Abrahams.........................  444,934 (6)      16.7%               --            --         2.4%
T. J. Falgout, III.........................       --            --                --            --           --
Larry W. Lange.............................  347,793 (7)      12.5%           69,558          4.7%         3.6%
Ted Lange..................................  142,056 (8)       5.5%           28,411          1.9%         1.4%
Gary R. Smith..............................   59,050 (9)       2.4%               --            --         0.4%
Ronald W. Anderson.........................  178,163(10)       7.2%               --            --          --
All directors and executive
    officers as a group (8 persons)........1,029,940(11)      32.2%        1,469,551           6.7%        6.4%
-----------------------
(1)  In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner of a security if the person has or shares voting power or dispositive power with respect to such security or has the right to acquire such ownership within 60 days. As used herein,
     "voting power" is the power to vote or direct the voting of shares, and
     "dispositive power" is the power to dispose or direct the disposition of shares, irrespective of any economic interest therein.
(2)  In calculating the percentage ownership for a given shareholder or group of shareholders, the number of shares of the class of stock outstanding includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within 60 days held by such shareholder or group of shareholders, but such unissued shares are not deemed outstanding in calculating the percentage ownership for other shareholders.
(3)  The holders of common stock and Series E Convertible Preferred Stock generally vote together as a single class on matters submitted to a shareholder vote. The holders of common stock are entitled to one vote for each share held, while the holders of Series E Convertible Preferred Stock are entitled to five votes for each share held. This column shows the percent of the total votes generally entitled to be cast by each shareholder shown in the table on any matter submitted to the common and preferred shareholders as a class, assuming no exercise of any options by any shareholder.
(4)  Represents (i) 6,857,907 shares of common stock into which the shares of
     Series E Convertible Preferred Stock held by Crown Group are convertible, and (ii) 97,500 shares of common stock subject to presently exercisable warrants held by Crown Group. The business address of Crown Group is 4040
     North MacArthur Boulevard, Suite 100, Irving, Texas 75038.
(5)  This information is provided based on a Form 13G/A filed by Finova
     Mezzanine Capital, Inc. on January 12, 2000. Finova's address, as shown in the Form 13G/A, is 500 Churt Street, Suite 200, Nashville, Tennessee 37219.

(6)  Includes 211,400 shares subject to presently exercisable options. Mr.
     Abrahams address is 73471 Boxthorn Lane, Palm Desert, California 92260.

(7)  Represents shares of common stock into which the shares of Series E
     Convertible Preferred Stock held by Mr. Larry Lange are convertible.

                                       19

(8)  Represents shares of common stock into which the shares of Series E
     Convertible Preferred Stock held by Mr. Ted Lange are convertible.
(9)  Includes 15,005 shares subject to presently exercisable options.
(10) Includes 177,663 shares subject to exercisable options.
(11) Includes 404,068 shares subject to presently exercisable options, and 347,793 shares of common stock into which shares of Series E Convertible
     Preferred Stock are convertible.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires Smart Choice's directors, certain officers, and persons who own more than 10% of the outstanding common stock of Smart Choice, to file with the Securities and Exchange Commission reports of changes in ownership of the common stock of Smart Choice held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish Smart Choice with copies of all forms they file under this regulation. To Smart Choice's knowledge, based solely on a review of the copies of such reports furnished to Smart Choice, during the fiscal year ended April 30, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with.

                              CERTAIN TRANSACTIONS

         Gary Smith leases to Smart Choice the real property in Pinellas Park, Florida on which Smart Choice operates two of its used car dealerships. The monthly lease payments are in the aggregate amount of $8,700 plus taxes, and the lease agreement is subject to annual renewal.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

         On December 1, 1999, Smart Choice terminated the appointment of BDO Siedman, LLP as its independent public accountants. On January 28, 2000, Smart Choice engaged Grant Thornton LLP as its new independent accountants.


         During the two most recent fiscal years and subsequent interim period preceding the engagement of Grant Thornton LLP, Smart Choice did not consult with Grant Thornton LLP on (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the company's financial statements, or (iii) any matter that was either the subject of a disagreement or a reportable event.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         Grant Thornton LLP served as Smart Choice's independent auditors for the fiscal year ended April 30, 2000. Smart Choice has not as yet executed an engagement letter with respect to the audit of Smart Choice's financial statements for the fiscal year ending April 30, 2001, but expects to do so in due course.

         A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions which shareholders might have. Smart Choice knows of no direct or indirect material financial interest or relationship that members of this firm have with Smart Choice.

                               REPORT ON FORM 10-K

         Smart Choice's Annual Report on Form 10-K for the fiscal year ended April 30, 2000, as filed with the Securities and Exchange Commission, is available to shareholders who make written request therefor to the Secretary of Smart Choice, Ronald Anderson, at the offices of Smart Choice, 5200 South Washington Avenue, Titusville, Florida 32780. Copies of exhibits filed with that report or referenced therein will be furnished to shareholders of record upon request and payment of Smart Choice's expenses in furnishing such documents.

                              SHAREHOLDER PROPOSALS

         Any proposal to be presented at next year's Annual Meeting must be received at the principal executive offices of Smart Choice not later than May 28, 2001, directed to the attention of the Secretary, for consideration for inclusion in Smart Choice's proxy statement and form of proxy relating to that meeting. In connection with Smart Choice's Annual Meeting of shareholders to be held in 2001, if Smart Choice does not receive notice of a matter or proposal to be considered by August 13, 2001, then the persons appointed by the Board of Directors to act as the proxies for such Annual Meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any such matter or proposal at the Annual Meeting, if such matter or proposal is raised at that Annual Meeting. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.


                                  OTHER MATTERS

         Management does not know of any matter to be brought before the meeting other than those described above. If any other matter properly comes before the meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.


                                           By Order of the Board of Directors,


                                           /s/ Edward R. McMurphy


                                           Edward R. McMurphy
                                           Chairman of the Board


September 25, 2000

                                   APPENDIX A
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                       SMART CHOICE AUTOMOTIVE GROUP, INC.

       (Proposed for Adoption at the 2000 Annual Meeting of Shareholders)


                                    ARTICLE I

                                      Name
                                      ----

        The name of the Corporation is Smart Choice Automotive Group, Inc.

                                   ARTICLE II

                                  Capital Stock
                                  -------------

        The aggregate number of shares of capital stock which the Corporation has authority to issue is 55,000,000 shares, which shall consist of 50,000,000 shares of common stock, $.01 par value per share ("Common Stock") and 5,000,000 shares of preferred stock, $.01 par value per share ("Preferred Stock"). No shareholder of any stock of this Corporation shall have preemptive rights. There shall be no cumulative voting by the shareholders of the Corporation.

        A. Common Stock. Subject to the preferential dividend rights applicable to shares of any series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential amounts to be distributed to the holders of shares of the Preferred Stock, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its shareholders, ratably in proportion to the number of shares of the Common Stock held by them. Each holder of record of the Common Stock shall have one vote for such share of Common Stock standing in such holder's name on the books of the Corporation and entitled to vote.

        B. Preferred Stock. The Preferred Stock may be issued by the Board of Directors, from time to time, in one or more series. Authority is hereby vested solely in the Board of Directors of the Corporation to provide, from time to time, for the issuance of Preferred Stock in one or more series and in connection therewith to determine without shareholder approval, the number of shares to be included and such of the designations, powers, preferences, and relative rights and the qualifications, limitations, and restrictions of any such series, including, without limiting the generality of the foregoing, any of the following provisions with respect to which the Board of Directors shall determine to make affirmative provision:

         1. The designation and name of such series and the number of shares that shall constitute such series;

         2. The annual dividend rate or rates payable on shares of such series, the date or dates from which such dividends shall commence to accrue, and the dividend payment dates for such dividends;

         3. Whether dividends on such series are to be cumulative or noncumulative, and the participating or other special rights, if any, with respect to the payment of dividends;

         4. Whether such series shall be subject to redemption and, if so, the manner of redemption, the redemption price or prices and the terms and conditions on which shares of such series may be redeemed;

         5. Whether such series shall have a sinking fund or other retirement provisions for the redemption or purchase of shares of such series, and, if so, the terms and amount of such sinking fund or other retirement provisions and the extent to which the charges therefor are to have priority over the payment of dividends on or the making of sinking fund or other like retirement provisions for shares of any other series or over the payment of dividends on the Common Stock;

         6. The amounts payable on shares of such series on voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the corporation and the extent to which such payment shall have priority over the payment of any amount on voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the corporation on shares of any other series or on the Common Stock;

         7. The terms and conditions, if any, on which shares of such series may be converted into, or exchanged for, shares of any other series or of Common Stock;

         8. The extent of the voting powers, if any, of the shares of such series;

         9. The stated value, if any, for the shares of such series, the consideration for which shares of such series may be issued and the amount of such consideration that shall be credited to the capital account; and

         10. Any other preferences and relative, participating, option, or other special rights, and qualifications, limitations or restriction thereof, or any other term or provision of shares of such series as the Board of Directors may deem appropriate or desirable.

        The Board of Directors is expressly authorized to vary the provisions relating to the foregoing matters between the various series of Preferred Stock.

        All shares of Preferred Stock of any one series shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be payable, and if cumulative, shall cumulate.

        Shares of any series of Preferred Stock that shall be issued and thereafter acquired by the Corporation through purchase, redemption (whether through the operating of a sinking fund or otherwise), conversion, exchange, or otherwise, shall, upon appropriate filing and recording to the extent required by law, have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of such series or as part of any other series of Preferred Stock. Unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, the number of authorized shares of stock of any series of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution or resolutions of the Board of Directors and appropriate filing and recording to the extent required by law. In case the number of shares of any such series of Preferred Stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, resume the status of authorized but unissued shares of Preferred Stock, undesignated as to series.


        [The provisions of the Articles of Incorporation setting forth the designations and rights of the five series of preferred stock which have been established by the Board of Directors have been omitted solely to reduce the costs of printing this proxy statement. These provisions, which may generally be amended or repealed by the Board of Directors in its sole discretion, will not be affected by the adoption of the Amended and Restated Articles of Incorporation, as described under the caption "Agenda Item Three" in this proxy statement.]

                                   ARTICLE III

                         Super-Majority Vote Requirement
                         -------------------------------

        The affirmative vote of the holders of not less than two-thirds of the outstanding shares of this Corporation's voting stock (other than the shares beneficially owned by an "Acquiring Person" as hereinafter defined) shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) of this Corporation or any subsidiary of this Corporation with any Acquiring Person, notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified by law or otherwise; provided, however, that the two-thirds voting requirement shall not be applicable and such Business Combination shall require only such affirmative vote as is required by law or otherwise if: (a) the Board of Directors of this Corporation by at least an affirmative vote of a majority of the disinterested directors then on the Board has expressly approved such Business Combination either in advance of or subsequent to such Acquiring Person becoming an Acquiring Person; or (b) as of the date of the consummation of a Business Combination, the holders of a particular class or series of capital stock, as the case may be, of this Corporation receive a "fair price" as such term is defined below.

        For the purpose of this Article III:

                  (A) The term "Business Combination" shall mean any (i) merger or consolidation of this Corporation or a subsidiary of this Corporation with an Acquiring Person or any other Corporation which is or after such merger or consolidation would be an "Affiliate" or "Associate" (as hereinafter defined) of an Acquiring Person; (ii) sale, lease, exchange, mortgage, pledge or transfer or other disposition (in one transaction or a series of transactions) to or with any Acquiring Person or any Affiliate of any Acquiring Person, of all or substantially all of the assets of this Corporation or of a subsidiary of this Corporation to an Acquiring Person or any Affiliate or Associate of any Acquiring Person; (iii) adoption of any plan or proposal for the liquidation or dissolution of this Corporation proposed by or on behalf of an Acquiring Person or any Affiliate or Associate of any Acquiring Person; (iv) reclassification of securities (including any reverse stock split) or recapitalization of this Corporation or any other transaction that would have the effect, either directly or indirectly, of increasing the proportionate share of any class of equity or convertible securities of this Corporation or any subsidiary of this Corporation which is directly or indirectly beneficially owned by an Acquiring Person or any Affiliate or Associate of any Acquiring Person; and (v) an agreement, contract or other arrangement providing for any of the transactions described in this definition of Business combination.

                  (B) The term "fair market value" shall mean (i) in the case of shares, the highest closing sale price quoted during the 30-day calendar period immediately preceding the Business Combination on the National Association of Securities Dealers, Inc., automated quotations system or any similar system then in general use, or if such shares are listed on an exchange, the highest closing bid quotation with respect to the share during the 30-day calendar period preceding the date in question, or, if no such quotations are available, the fair market value of a share on the date in question as determined by the affirmative vote of a majority of the disinterested directors then on the Board; and (ii) in the case of property other than cash or shares, the fair market value of such property on the date in question as determined by the affirmative vote of a majority of the disinterested directors then on the Board.

                  (C) The term "fair price" shall mean that the aggregate amount of cash and the fair market value of consideration other than cash to be received per share are at least equal to the highest of the following: (i) if applicable, the highest per share price, including any brokerage commissions, transfer taxes, and soliciting dealers' fees, paid by the Acquiring Person for any share acquired by it within the two year period immediately preceding the consummation of the Business Combination or the transaction in which it became an Acquiring Person, whichever is higher; or (ii) the fair market value per share.

                  (D) The term "person" shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of voting stock of this Corporation.

                  (E) The term "Acquiring Person" shall mean any person (other than this Corporation, or any subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of this corporation or any subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which: (i) is the beneficial owner (as hereinafter defined) of ten percent (10%) or more of the voting stock; (ii) is an Affiliate or Associate of this Corporation and at any time within the two year period immediately prior to the date in question was the beneficial owner of ten percent (10%) or more of the voting stock; or (iii) is at such time an assignee of or has otherwise succeeded to the beneficial ownership of any shares of voting stock which were at any time within the two year period immediately prior to the date in question beneficially owned by any Acquiring Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                  (F) A person shall be a beneficial owner of any voting stock:
         (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or (ii) which such person or any of its Affiliates or Associates has, directly or indirectly, (a) the right to acquire whether such right is exercisable immediately or not, pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; (b) the right to vote pursuant to any agreement, arrangement or understanding; or (c) which are beneficially owned, directly or indirectly, by any other person by which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of voting stock.

                  (G) The terms "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

                  (H) An Acquiring Person shall be deemed to have acquired a share of the voting stock of this Corporation at the time when such Acquiring Person became the beneficial owner thereof.

        The Board of Directors of this Corporation shall have the power and duty to determine for the purposes of this Article III, on the basis of information known to them after reasonable inquiry, (1) whether a person is an Acquiring Person, (2) the number of shares of Common Stock beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another.

        Nothing contained in this Article III shall be construed to relieve any Acquiring Person or any of its Affiliates or Associates from any fiduciary obligation imposed by law.

                                   ARTICLE IV


                       Evaluation of Business Combinations
                       -----------------------------------

         The Board of Directors of this Corporation, when evaluating any offer of another party, (a) to make a tender offer for any securities of this Corporation or (b) to effect a Business Combination (as defined in Article III) shall, in connection with the exercise of its judgment in determining what is in the best interests of this Corporation as a whole, be authorized to give due consideration to such factors as the Board of Directors determines to be relevant, including, without limitation:

                  (1)  the interests of this Corporation's stockholders;

                  (2) whether the proposed transaction might violate federal or state law;

                  (3) the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding shares of this Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of this Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other companies engaged in similar transactions, current political, economic and other factors bearing on securities' prices and this Corporation's financial condition and future prospects; and

                  (4) the social, legal and economic effects upon employees, suppliers, customers and other having similar relationships with this Corporation, and the communities in which this Corporation conducts its business.

         In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and to engage in such legal proceedings to test the legal propriety of proposed offers or transactions as the Board of Directors may determine.

                                    ARTICLE V

                                     Bylaws
                                     ------

         (A) Adoption, Amendment, Etc. The power to adopt the bylaws of this Corporation, to alter, amend or repeal the bylaws, or to adopt new bylaws, shall be vested in the Board of Directors of this Corporation; provided, however, that any bylaw or amendment thereto as adopted by the Board of Directors may be altered, amended, or repealed by vote of the stockholders entitled to vote thereon, or a new bylaw in lieu thereof may be adopted by the stockholders, and the stockholders may prescribe in any bylaw made by them that such bylaw shall not be altered, amended or repealed by the Board of Directors.

         (B) Scope. The bylaws of this Corporation shall be for the government of this Corporation and may contain any provisions or requirements for the management of this Corporation and may contain any provisions or requirements for the management or conduct of the affairs and business of this Corporation, provided the same are not inconsistent with the provisions of these Articles of Incorporation, or contrary to the laws of the State of Florida or of the United States.

                                   ARTICLE VI

                                   Amendments
                                   ----------

         This Corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment hereto, and any right conferred upon the stockholders is subject to this reservation; provided, however, notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, in these Articles of Incorporation or the Bylaws of this Corporation), the affirmative vote of the holders of not less than two-thirds of the outstanding shares of this Corporation's voting stock [other than the shares beneficially owned by an "acquiring Person" (as defined in Article III hereof), shall be required to amend, repeal or adopt any provisions inconsistent with Articles III, IV or VI of these Articles of Incorporation, in addition to any affirmative vote required by law or these Articles of Incorporation with respect to any other shares of capital stock of this Corporation.

                                   APPENDIX B
                                   ----------

                            ARTICLES OF INCORPORATION
                                       OF
                       SMART CHOICE AUTOMOTIVE GROUP, INC.

                        (As Amended at September 1, 2000)

                                   ARTICLE I

                                    Address
                                    -------

         The address of the principal office and mailing address of this Corporation shall be:

                            5200 S. Washington Avenue
                            Titusville, Florida 32780

                                   ARTICLE II

                                      Name
                                      ----

         The name of this Corporation shall be:

                       SMART CHOICE AUTOMOTIVE GROUP, INC.

                                  ARTICLE III

                                Term of Existence
                                -----------------

         This Corporation is to exist perpetually.

                                   ARTICLE IV

                                 General Purpose
                                 ---------------

         This Corporation is organized for the purpose of carrying on any lawful business.

                                   ARTICLE V

        The aggregate number of shares of capital stock which the Corporation has authority to issue is 7,500,000 shares, which shall consist of 2,500,000 shares of Common Stock, $.01 par value per share ("Common Stock") and 5,000,000 shares of preferred stock, $.01 par value per share ("Preferred Stock"). No shareholder of any stock of this Corporation shall have preemptive rights. There shall be no cumulative voting by the shareholders of the Corporation.

        A. Common Stock. Subject to the preferential dividend rights applicable to shares of any series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential amounts to be distributed to the holders of shares of the Preferred Stock, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its shareholders, ratably in proportion to the number of shares of the Common Stock held by them. Each holder of record of the Common Stock shall have one vote for such share of Common Stock standing in such holder's name on the books of the Corporation and entitled to vote.

        B. Preferred Stock. The Preferred Stock may be issued by the Board of Directors, from time to time, in one or more series. Authority is hereby vested solely in the Board of Directors of the Corporation to provide, from time to time, for the issuance of Preferred Stock in one or more series and in connection therewith to determine without shareholder approval, the number of shares to be included and such of the designations, powers, preferences, and relative rights and the qualifications, limitations, and restrictions of any such series, including, without limiting the generality of the foregoing, any of the following provisions with respect to which the Board of Directors shall determine to make affirmative provision:

                  1. The designation and name of such series and the number of shares that shall constitute such series;

                  2. The annual dividend rate or rates payable on shares of such series, the date or dates from which such dividends shall commence to accrue, and the dividend payment dates for such dividends;

                  3. Whether dividends on such series are to be cumulative or noncumulative, and the participating or other special rights, if any, with respect to the payment of dividends;

                  4. Whether such series shall be subject to redemption and, if so, the manner of redemption, the redemption price or prices and the terms and conditions on which shares of such series may be redeemed;

                  5. Whether such series shall have a sinking fund or other retirement provisions for the redemption or purchase of shares of such series, and, if so, the terms and amount of such sinking fund or other retirement provisions and the extent to which the charges therefor are to have priority over the payment of dividends on or the making of sinking fund or other like retirement provisions for shares of any other series or over the payment of dividends on the Common Stock;

                  6. The amounts payable on shares of such series on voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the corporation and the extent to which such payment shall have priority over the payment of any amount on voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the corporation on shares of any other series or on the Common Stock;

                  7. The terms and conditions, if any, on which shares of such series may be converted into, or exchanged for, shares of any other series or of Common Stock;

                  8. The extent of the voting powers, if any, of the shares of such series;

                  9. The stated value, if any, for the shares of such series, the consideration for which shares of such series may be issued and the amount of such consideration that shall be credited to the capital account; and

                  10. Any other preferences and relative, participating, option, or other special rights, and qualifications, limitations or restriction thereof, or any other term or provision of shares of such series as the Board of Directors may deem appropriate or desirable.

        The Board of Directors is expressly authorized to vary the provisions relating to the foregoing matters between the various series of Preferred Stock.

        All shares of Preferred Stock of any one series shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be payable, and if cumulative, shall cumulate.

        Shares of any series of Preferred Stock that shall be issued and thereafter acquired by the Corporation through purchase, redemption (whether through the operating of a sinking fund or otherwise), conversion, exchange, or otherwise, shall, upon appropriate filing and recording to the extent required by law, have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of such series or as part of any other series of Preferred Stock. Unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, the number of authorized shares of stock of any series of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution or resolutions of the Board of Directors and appropriate filing and recording to the extent required by law. In case the number of shares of any such series of Preferred Stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, resume the status of authorized but unissued shares of Preferred Stock, undesignated as to series.

        [The provisions of the Articles of Incorporation setting forth the designations and rights of the five series of preferred stock which have been established by the Board of Directors have been omitted solely to reduce the costs of printing this proxy statement. These provisions, which may generally be amended or repealed by the Board of Directors in its sole discretion, will not be affected by the adoption of the Amended and Restated Articles of Incorporation, as described under the caption "Agenda Item Three" in this proxy statement.]

                                   ARTICLE VI

                     Registered Office and Registered Agent
                     --------------------------------------

         The registered office of this Corporation shall be located at 5200 S. Washington Avenue, Titusville, Florida 32780 and the registered agent of this Corporation at such office shall be Ralph Eckler. This corporation shall have the right to change such registered office and such registered agent from time to time, as provided by law.

                                   ARTICLE VII

                                    Directors
                                    ---------

A. Number. The Board of Directors of this Corporation shall consist of not less than one (1) nor more than (9) members, the exact numbers of directors to be fixed from time to time as provided in the bylaws of this Corporation.

B. Removal. Any or all of the directors of this Corporation may be removed from office for cause by the stockholders of this Corporation at any annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding shares of Common Stock of this Corporation. Notice of any such annual or special meeting of stockholders shall state that the removal of a director or directors for cause is among the purposes of the meeting. Directors may not be removed by the stockholders without cause.

C. Vacancies. Newly created directorships resulting from any increase in the number of directors or any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director, or by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

D. Nominations and Elections. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at meetings of stockholders.

         Nominations of persons for election to the Board of Directors of this Corporation may be made at a meeting of stockholders by or at the direction of:
(a) the Board of Directors; (b) any nominating committee or person appointed by the Board; (c) or by any stockholder of this Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article VII, Section D.

         Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of this Corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of this Corporation not less than 60 days prior to the date of the meeting at which the director(s) are to be elected, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which notice was given or such public disclosure was made.

         A stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of this Corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Schedule 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on this Corporation's books, of the stockholder and (ii) the class and number of shares of this Corporation's stock which are beneficially owned by the stockholder on the date of such stockholder notice. This Corporation may require any proposed nominee to furnish such other information as may reasonably be required by this Corporation to determine the eligibility of such proposed nominee to serve as a director of this Corporation.

         The presiding officer of the meeting shall determine and declare at the meeting whether the nomination was made in accordance with the terms of the this
Article VII, Section D. If the presiding officer determines that a nomination was not made in accordance with the terms of this Article VII, Section D, he shall so declare at the meeting and any such defective nomination shall be disregarded.

                                  ARTICLE VIII

                              Stockholder Meetings
                              --------------------

A. Annual Meetings. At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (a) by, or at the direction of, the Board of Directors, or (b) by any stockholder of this Corporation who complies with the notice procedures set forth in this Article VIII, Section A and the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

         For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of this Corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of this Corporation not less than 60 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was given or the day on which such public disclosure was made.

         A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on this Corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of this Corporation's stock which are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial interest of the stockholder in such proposal.

         The presiding officer of the annual meeting shall determine and declare at the annual meeting whether the stockholder proposal was made in accordance with the terms of this Article VIII, Section A. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Article VIII, Section A, he shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

         This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

B. Special Meetings. Special meetings of the stockholders of this Corporation for any purpose or purposes may be called at any time by (a) the Board of Directors; (b) the Chairman of the Board of Directors (if one is so appointed);
(c) the President of this Corporation; (d) the Chief Executive Officer; or (e) by holders of not less than 25% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, if such stockholders sign, date and deliver to this Corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. Special meetings of stockholders of this Corporation may not be called by any other person or persons.

         At any special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been set forth in the notice of such special meeting.

C. Written Consents. After the date on which a Registration Statement, filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933 for an initial offering of its common stock in an underwritten public offering, becomes effective and the shares described in such Registration Statement are sold, any action required or permitted to be taken at any annual or special meeting of stockholders of this Corporation may be taken only upon the vote of such stockholders at an annual or special meeting duly called in accordance with the terms of this Article VIII, Sections A and B, and may not be taken by written consent of such stockholders.


                                   ARTICLE IX

                  Super-Majority Vote for Business Combinations
                  ---------------------------------------------

D. The affirmative vote of the holders of not less than two-thirds of the outstanding shares of this Corporation's voting stock (other than the shares beneficially owned by an "Acquiring Person" as hereinafter defined) shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) of this Corporation or any subsidiary of this Corporation with any Acquiring Person, notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified by law or otherwise; provided, however, that the two-thirds voting requirement shall not be applicable and such Business Combination shall require only such affirmative vote as is required by law or otherwise if: (a) the Board of Directors of this Corporation by at least an affirmative vote of a majority of the disinterested directors then on the Board has expressly approved such Business Combination either in advance of or subsequent to such Acquiring Person becoming an Acquiring Person; or (b) as of the date of the consummation of a Business Combination, the holders of a particular class or series of capital stock, as the case may be, of this Corporation receive a "fair price" as such term is defined below.

E. For the purpose of this Article IX:

         1. The term "Business Combination" shall mean any (i) merger or consolidation of this Corporation or a subsidiary of this Corporation with an Acquiring Person or any other Corporation which is or after such merger or consolidation would be an "Affiliate" or "Associate" (as hereinafter defined) of an Acquiring Person; (ii) sale, lease, exchange, mortgage, pledge or transfer or other disposition (in one transaction or a series of transactions) to or with any Acquiring Person or any Affiliate of any Acquiring Person, of all or substantially all of the assets of this Corporation or of a subsidiary of this Corporation to an Acquiring Person or any Affiliate or Associate of any Acquiring Person; (iii) adoption of any plan or proposal for the liquidation or dissolution of this Corporation proposed by or on behalf of an Acquiring Person or any Affiliate or Associate of any Acquiring Person; (iv) reclassification of securities (including any reverse stock split) or recapitalization of this Corporation or any other transaction that would have the effect, either directly or indirectly, of increasing the proportionate share of any class of equity or convertible securities of this Corporation or any subsidiary of this Corporation which is directly or indirectly beneficially owned by an Acquiring Person or any Affiliate or Associate of any Acquiring Person; and (v) an agreement, contract or other arrangement providing for any of the transactions described in this definition of Business combination.

         2. The term "fair market value" shall mean (i) in the case of shares, the highest closing sale price quoted during the 30-day calendar period immediately preceding the Business Combination on the National Association of Securities Dealers, Inc., automated quotations system or any similar system then in general use, or if such shares are listed on an exchange, the highest closing bid quotation with respect to the share during the 30-day calendar period preceding the date in question, or, if no such quotations are available, the fair market value of a share on the date in question as determined by the affirmative vote of a majority of the disinterested directors then on the Board; and (ii) in the case of property other than cash or shares, the fair market value of such property on the date in question as determined by the affirmative vote of a majority of the disinterested directors then on the Board.

         3. The term "fair price" shall mean that the aggregate amount of cash and the fair market value of consideration other than cash to be received per share are at least equal to the highest of the following:
         (i) if applicable, the highest per share price, including any brokerage commissions, transfer taxes, and soliciting dealers' fees, paid by the Acquiring Person for any share acquired by it within the two year period immediately preceding the consummation of the Business Combination or the transaction in which it became an Acquiring Person, whichever is higher; or (ii) the fair market value per share.

         4. The term "person" shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of voting stock of this Corporation.

         5. The term "Acquiring Person" shall mean any person (other than this Corporation, or any subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of this corporation or any subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:
         (i) is the beneficial owner (as hereinafter defined) of ten percent (10%) or more of the voting stock; (ii) is an Affiliate or Associate of this Corporation and at any time within the two year period immediately prior to the date in question was the beneficial owner of ten percent (10%) or more of the voting stock; or (iii) is at such time an assignee of or has otherwise succeeded to the beneficial ownership of any shares of voting stock which were at any time within the two year period immediately prior to the date in question beneficially owned by any Acquiring Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

         6. A person shall be a beneficial owner of any voting stock: (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or (ii) which such person or any of its Affiliates or Associates has, directly or indirectly, (a) the right to acquire whether such right is exercisable immediately or not, pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise;
         (b) the right to vote pursuant to any agreement, arrangement or understanding; or (c) which are beneficially owned, directly or indirectly, by any other person by which such person or any of its

         Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of voting stock.

         7. The terms "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

         8. An Acquiring Person shall be deemed to have acquired a share of the voting stock of this Corporation at the time when such Acquiring Person became the beneficial owner thereof.

F. The Board of Directors of this Corporation shall have the power and duty to determine for the purposes of this Article IX, on the basis of information known to them after reasonable inquiry, (1) whether a person is an Acquiring Person,
(2) the number of shares of Common Stock beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another.

G. Nothing contained in this Article IX shall be construed to relieve any Acquiring Person or any of its Affiliates or Associates from any fiduciary obligation imposed by law.


                                    ARTICLE X

                       Evaluation of Business Combinations
                       -----------------------------------

         The Board of Directors of this Corporation, when evaluating any offer of another party, (a) to make a tender offer for any securities of this Corporation or (b) to effect a Business Combination (as defined in Article IX) shall, in connection with the exercise of its judgment in determining what is in the best interests of this Corporation as a whole, be authorized to give due consideration to such factors as the Board of Directors determines to be relevant, including, without limitation:

         (i) the interests of this Corporation's stockholders;

         (ii) whether the proposed transaction might violate federal or state law;

         (iii) the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding shares of this Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of this Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other companies engaged in similar transactions, current political, economic and other factors bearing on securities' prices and this Corporation's financial condition and future prospects; and

         (iv) the social, legal and economic effects upon employees, suppliers, customers and other having similar relationships with this Corporation, and the communities in which this Corporation conducts its business.

         In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and to engage in such legal proceedings to test the legal propriety of proposed offers or transactions as the Board of Directors may determine.

                                   ARTICLE XI

                                     Bylaws
                                     ------

H. Adoption, Amendment, Etc. The power to adopt the bylaws of this Corporation, to alter, amend or repeal the bylaws, or to adopt new bylaws, shall be vested in the Board of Directors of this Corporation; provided, however, that any bylaw or amendment thereto as adopted by the Board of Directors may be altered, amended, or repealed by vote of the stockholders entitled to vote thereon, or a new bylaw in lieu thereof may be adopted by the stockholders, and the stockholders may prescribe in any bylaw made by them that such bylaw shall not be altered, amended or repealed by the Board of Directors.

I. Scope. The bylaws of this Corporation shall be for the government of this Corporation and may contain any provisions or requirements for the management of this Corporation and may contain any provisions or requirements for the management or conduct of the affairs and business of this Corporation, provided the same are not inconsistent with the provisions of these Articles of Incorporation, or contrary to the laws of the State of Florida or of the United States.


                                   ARTICLE XII

                                   Amendments
                                   ----------

         This Corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment hereto, and any right conferred upon the stockholders is subject to this reservation; provided, however, notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, in these Articles of Incorporation or the Bylaws of this Corporation), the affirmative vote of the holders of not less than two-thirds of the outstanding shares of this Corporation's voting stock [other than the shares beneficially owned by an "acquiring Person" (as defined in Article IX hereof), shall be required to amend, repeal or adopt any provisions inconsistent with Articles IX, X or XII of these Articles of Incorporation, in addition to any affirmative vote required by law or these Articles of Incorporation with respect to any other shares of capital stock of this Corporation.

                                                     APPENDIX C (for EDGAR only)
           This Proxy is solicited on behalf of the Board of Directors of
                       SMART CHOICE AUTOMOTIVE GROUP, INC.

         The undersigned shareholder(s) of Smart Choice Automotive Group, Inc., a Florida corporation, hereby appoints J. Edward Ernst and Joseph B. Cavalier, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Shareholders of Smart Choice Automotive Group, Inc. to be held at the Four Seasons Hotel and Resort, 4150 North MacArthur Boulevard, Irving, Texas 75038, on Thursday, October 19, 2000, at 2:00 p.m. local time, to vote the shares of stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

(Continued and to be Signed on Reverse Side)

A [X]  Please mark your votes as indicated in this example.

       FOR all nominees
       listed below (except            WITHHOLD
       as indicated to the             authority to vote
       contrary below)                 or all nominees
1) To elect two  [  ]                    [  ] Nominees for Class II Directors:
    Class II and                               Edward R. McMurphy
    two Class III                              J. Edward Ernst
    directors to the Board of Directors       Nominees for Class III Directors:
Instruction: To withhold authority to vote     Larry W. Lange
for one or more individual nominees,           T.J. Falgout, III
write that nominee's name in the
following space:

---------------------------------------.

                                                                                               FOR   AGAINST  ABSTAIN


(2)  To approve an amendment to the Bylaws of the company to de-classify the                   [   ]   [   ]    [   ]
     Board of Directors, as described in the company's proxy statement dated
     September 25, 2000.
(3)  To approve the adoption by the company of Amended and Restated Articles of                [   ]   [   ]    [   ]
     Incorporation, in the form set forth in Appendix A to the company's proxy statement dated September 25, 2000.
(4)  To approve an amendment to the company's 1998 Executive Incentive                         [   ]   [   ]    [   ]
     Compensation Plan to increase the number of shares of common stock available for grant thereunder from 37,500 shares to 1,500,000 shares.
(5)  In their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.
This proxy, when properly executed, will be voted in accordance with directions given by the undersigned shareholder. If no direction is made, it will be voted FOR election of each of the nominees named above and as the proxies deem advisable on such other matters as may come before the meeting.

Signature:                                Signature:
           -------------------------                -----------------------
 Dated                     ,2000
       --------------------

NOTE: This proxy should be marked, dated, and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.